Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP & Chief Financial Officer

Strategic Hotels & Resorts

(312) 658-5740

Jonathan Stanner

Vice President, Capital Markets & Treasurer

Strategic Hotels & Resorts

(312) 658-5746

FOR IMMEDIATE RELEASE

TUESDAY, MAY 1, 2012

STRATEGIC HOTELS & RESORTS REPORTS FIRST QUARTER 2012

FINANCIAL RESULTS

North American Same Store RevPAR Increases 9.4 Percent and EBITDA Margins

Expand 170 Basis Points in Quarter; Continued Balance Sheet Improvement;

Company Declares Second Quarter Preferred Dividend Payment

CHICAGO – May 1, 2012 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today reported results for the first quarter ended March 31, 2012.

	First Quarter
($ in millions, except per share and operating metrics)	2012	2011	%
Earnings Metrics
Net loss attributable to common shareholders	$(31.5)	$(35.4)	N/A
Net loss attributable to common shareholders per diluted share	$(0.17)	$(0.23)	N/A
Comparable funds from operations (Comparable FFO) (a)	$3.1	$(3.8)	N/A
Comparable FFO per diluted share (a)	$0.02	$(0.02)	N/A
Comparable EBITDA (a)	$33.3	$28.7	15.9%

Total United States Portfolio Operating Metrics (b)
Average Daily Rate (ADR)	$251.54	$239.49	5.0%
Occupancy	68.7%	66.4%	2.3	pts
Revenue per Available Room (RevPAR)	$172.86	$158.91	8.8%
Total RevPAR	$338.85	$314.41	7.8%
EBITDA Margins	20.1%	17.9%	220	bps

North American Same Store Operating Metrics (c)
ADR	$238.09	$226.44	5.1%
Occupancy	67.3%	64.7%	2.6	pts
RevPAR	$160.27	$146.49	9.4%
Total RevPAR	$300.74	$279.33	7.7%
EBITDA Margins	17.2%	15.5%	170	bps

(a)	Please refer to tables provided later in this press release for a reconciliation of net loss to Comparable FFO, Comparable FFO per share and Comparable EBITDA. Comparable FFO, Comparable FFO per share and Comparable EBITDA are non-GAAP measures and are further explained with the reconciliation tables.
(b)	Operating statistics reflect results from the Company’s Total United States portfolio (see portfolio definitions later in this press release).
(c)	Operating statistics reflect results from the Company’s North American same store portfolio (see portfolio definitions later in this press release).

“Our continued excellent results reflect the ongoing strength in demand for high-end hotels and resorts across all our business segments. The ongoing economic recovery, combined with our sustained productivity enhancements, has once more resulted in significant top line growth and healthy margin expansion,” said Laurence Geller, President and Chief Executive Officer. “Moreover, newly developed high-end room supply remains negligible for the foreseeable future, providing us a strong, sustainable competitive advantage in our markets.”

First Quarter Highlights

•

Net loss attributable to common shareholders was $31.5 million, or $0.17 per diluted share in the first quarter of 2012, compared with net loss attributable to common shareholders of $35.4 million, or $0.23 per diluted share in the first quarter of 2011.

•	Comparable FFO was $0.02 per diluted share in the first quarter of 2012, compared with a loss of $0.02 per diluted share in the prior year period.

•	Comparable EBITDA was $33.3 million in the first quarter of 2012, compared with $28.7 million in the prior year period, a 15.9 percent increase between periods.

•

Total United States portfolio RevPAR increased 8.8 percent in the first quarter of 2012, driven by a 2.3 percentage point increase in occupancy and a 5.0 percent increase in ADR, compared to the first quarter of 2011. Total RevPAR increased 7.8 percent between periods with non-rooms revenue increasing by 7.9 percent between periods.

•

Occupancy growth in the Total United States portfolio was driven by a 5.8 percent increase in group occupied room nights and a 3.6 percent increase in transient occupied room nights. Group ADR increased 6.5 percent compared to the first quarter 2011 and transient ADR increased 3.7 percent.

•

RevPAR increased 9.7 percent in the first quarter of 2012 in the Company’s Total United States urban portfolio and 7.8 percent in the Company’s Total United States resort portfolio, compared to the first quarter of 2011.

•

North American same store RevPAR increased 9.4 percent in the first quarter of 2012, driven by a 2.6 percentage point increase in occupancy and a 5.1 percent increase in ADR. Total RevPAR increased 7.7 percent with non-rooms revenue increasing by 6.8 percent between periods.

•

European RevPAR increased 13.8 percent (17.1 percent in constant dollars) in the first quarter of 2012, driven by a 6.6 percentage point increase in occupancy and a 4.2 percent increase in ADR (7.2 percent increase in constant dollars) between periods. European Total RevPAR increased 7.2 percent in the first quarter over the prior year period (10.3 percent in constant dollars).

•

Total United States portfolio EBITDA margins expanded 220 basis points in the first quarter of 2012, compared to the first quarter of 2011. North American same store EBITDA margins expanded 170 basis points.

•

Group room nights currently booked for 2012 are 0.7 percent higher compared to room nights booked for 2011 at the same time last year at rates 4.3 percent higher, resulting in a 5.0 percent RevPAR increase.

Preferred Dividends

For the second quarter 2012, the Company’s board of directors authorized, and the Company declared a quarterly dividend of $0.53125 per share of 8.5 percent Series A Cumulative Redeemable Preferred Stock (Series A) payable on June 29, 2012 to shareholders of record as of June 15, 2012, a quarterly dividend of $0.51563 per share of 8.25 percent Series B Cumulative Redeemable Preferred Stock (Series B) payable on June 29, 2012 to shareholders of record as of June 15, 2012 and a quarterly dividend of $0.51563 per share of 8.25 percent Series C Cumulative Redeemable Preferred Stock (Series C) payable on June 29, 2012 to shareholders of record as of June 15, 2012, contingent upon the Company’s ability to meet, on the payment date, the requirements of the Maryland General Corporation Law with respect to the payment of dividends (the “Maryland Dividend Requirement”). While the Company cannot make any guarantees, it currently expects to be able to meet the Maryland Dividend Requirement on the June 29, 2012 payment date.

The Company had previously announced the declaration of accrued and unpaid dividends on the Series A, B and C Preferred Stock through March 31, 2012 payable on June 29, 2012 to shareholders of record as of June 15, 2012, contingent upon the Company’s ability to meet the Maryland Dividend Requirement on the payment date. In total, 14 quarters of preferred dividends have been declared payable on June 29, 2012 to shareholders of record as of June 15, 2012, equating to $7.4375 per share of Series A Preferred Stock and $7.21882 per share of Series B and Series C Preferred Stock.

Subsequent Event

On April 23rd, the Company closed on the sale of 18.4 million shares of common stock at a public offering price of $6.50 per share, including 2.4 million shares of common stock issued pursuant to the exercise in full of the underwriters’ over-allotment option. The Company received approximately $114.8 million from the offering after deducting underwriting discounts and commissions related to the offering. The Company used the net proceeds from the offering to reduce borrowings under its secured bank credit facility, fund the payment of accrued and unpaid preferred dividends, and fund capital expenditures and working capital.

2012 Guidance

Based on the results of the first quarter and current forecasts for the remainder of the year, management is reaffirming its guidance range for full year 2012 RevPAR growth, Total RevPAR growth and Comparable EBITDA, and adjusting its guidance range for Comparable FFO per fully diluted share to reflect the shares issued in the common equity offering which closed on April 23rd.

For the year ending December 31, 2012, the Company anticipates that Comparable EBITDA will be in the range of $165.0 million to $180.0 million and Comparable FFO in the range of $0.21 and $0.29 per fully diluted share. Management is also reaffirming its guidance for North American same store RevPAR growth in the range between 6.0 percent to 8.0 percent and Total RevPAR growth in the range between 5.0 percent and 7.0 percent.

Portfolio Definitions

Total United States portfolio hotel comparisons for the first quarter 2012 are derived from the Company’s hotel portfolio at March 31, 2012, consisting of all 14 properties located in the United States, including unconsolidated joint ventures.

North American same store hotel comparisons for the first quarter 2012 are derived from the Company’s hotel portfolio at March 31, 2012, consisting of properties located in North America and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons include 11 properties and exclude the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, which were acquired on March 11, 2011, and the unconsolidated Hotel del Coronado and Fairmont Scottsdale Princess hotels.

European hotel comparisons for the first quarter 2012 are derived from the Company’s European owned and leased hotel properties at March 31, 2012, consisting of the Marriott London Grosvenor Square and the Marriott Hamburg.

Earnings Call

The Company will conduct its first quarter 2012 conference call for investors and other interested parties on Wednesday, May 2, 2012 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to access the call by dialing 888.679.8018 (toll international: 617.213.4845) with passcode 35186130. To participate on the webcast, log on to the company’s website at http://www.strategichotels.com or http://edge.media-server.com/m/p/9s7959dw/lan/en 15 minutes before the call to download the necessary software.

For those unable to listen to the call live, a taped rebroadcast will be available beginning at 12:00 p.m. ET on May 2, 2012 through 11:59 p.m. ET on May 9, 2012. To access the replay, dial 888.286.8010 (toll international: 617.801.6888) with passcode 48871579. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The Company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the first quarter information section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms and 840,000 square feet of meeting space. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain or refinance maturing debt; the Company’s ability to maintain compliance with covenants contained in the Company’s debt facilities; the Company’s ability to meet the requirements of the Maryland General Corporation Law with respect to the payment of preferred dividends on the June 29, 2012 payment date; stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with the Company’s investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, England or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks, such as the H1N1 virus outbreak; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain the Company’s status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITS; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

The following tables reconcile projected 2012 net loss attributable to common shareholders to projected Comparable EBITDA, Comparable FFO and Comparable FFO per diluted share (in millions, except per share data):

	Low Range	High Range
Net Loss Attributable to Common Shareholders	$(79.3)	$(64.3)
Depreciation and Amortization	105.0	105.0
Interest Expense	83.1	83.1
Income Taxes	1.1	1.1
Non-controlling Interests	(0.3)	(0.3)
Adjustments from Consolidated Affiliates	(5.7)	(5.7)
Adjustments from Unconsolidated Affiliates	28.3	28.3
Preferred Shareholder Dividends	24.2	24.2
Realized Portion of Deferred Gain on Sale Leasebacks	(0.2)	(0.2)
Adjustment for Value Creation Plan	8.8	8.8

Comparable EBITDA	$165.0	$180.0

	Low Range	High Range
Net Loss Attributable to Common Shareholders	$(79.3)	$(64.3)
Depreciation and Amortization	103.8	103.8
Realized Portion of Deferred Gain on Sale Leasebacks	(0.2)	(0.2)
Non-controlling Interests	(0.2)	(0.2)
Adjustments from Consolidated Affiliates	(2.9)	(2.9)
Adjustments from Unconsolidated Affiliates	15.5	15.5
Adjustment for Value Creation Plan	8.8	8.8
Other Adjustments	(1.5)	(1.5)

Comparable FFO	$44.0	$59.0
Comparable FFO per Diluted Share (a)	$0.21	$0.29

(a)	Comparable FFO per Diluted Share has been adjusted to reflect the 18.4 million shares issued in the Company’s common equity offering which closed on April 23rd, 2012.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Revenues:
Rooms	$94,510	$91,470
Food and beverage	62,479	62,882
Other hotel operating revenue	20,125	19,973
Lease revenue	1,165	1,215

Total revenues	178,279	175,540

Operating Costs and Expenses:
Rooms	28,576	26,627
Food and beverage	47,393	46,007
Other departmental expenses	49,565	50,673
Management fees	5,616	5,774
Other hotel expenses	13,609	13,358
Lease expense	1,168	1,196
Depreciation and amortization	25,490	30,605
Corporate expenses	13,810	14,477

Total operating costs and expenses	185,227	188,717

Operating loss	(6,948)	(13,177)
Interest expense	(19,605)	(19,548)
Interest income	30	32
Equity in earnings (losses) of unconsolidated affiliates	920	(1,600)
Foreign currency exchange (loss) gain	(5)	139
Other income, net	452	3,925

Loss before income taxes and discontinued operations	(25,156)	(30,229)
Income tax (expense) benefit	(465)	1,648

Loss from continuing operations	(25,621)	(28,581)
Income from discontinued operations, net of tax	—	162

Net loss	(25,621)	(28,419)
Net loss attributable to the noncontrolling interests in SHR’s operating partnership	117	138
Net loss attributable to the noncontrolling interests in consolidated affiliates	29	595

Net loss attributable to SHR	(25,475)	(27,686)
Preferred shareholder dividends	(6,041)	(7,721)

Net loss attributable to SHR common shareholders	$(31,516)	$(35,407)

Basic and Diluted Loss Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.17)	$(0.23)
Income from discontinued operations attributable to SHR common shareholders	—	—

Net loss attributable to SHR common shareholders	$(0.17)	$(0.23)

Weighted average common shares outstanding	186,430	157,333

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2012	2011
Assets
Investment in hotel properties, net	$1,676,881	$1,692,431
Goodwill	40,359	40,359
Intangible assets, net of accumulated amortization of $9,435 and $8,915	31,108	30,635
Investment in unconsolidated affiliates	126,198	126,034
Cash and cash equivalents	58,205	72,013
Restricted cash and cash equivalents	40,703	39,498
Accounts receivable, net of allowance for doubtful accounts of $1,575 and $1,698	49,359	43,597
Deferred financing costs, net of accumulated amortization of $4,434 and $3,488	9,955	10,845
Deferred tax assets	1,968	2,230
Prepaid expenses and other assets	38,852	29,047

Total assets	$2,073,588	$2,086,689

Liabilities, Noncontrolling Interests and Equity
Liabilities:
Mortgages and other debt payable	$1,000,128	$1,000,385
Bank credit facility	59,000	50,000
Accounts payable and accrued expenses	246,384	249,179
Distributions payable	78,540	72,499
Deferred tax liabilities	47,475	47,623

Total liabilities	1,431,527	1,419,686
Noncontrolling interests in SHR’s operating partnership	5,616	4,583
Equity:
SHR's shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value per share; 4,148,141 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $132,352 and $130,148 in the aggregate)	99,995	99,995
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value per share; 3,615,375 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $114,619 and $112,775 in the aggregate)	87,064	87,064
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value per share; 3,827,727 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $121,351 and $119,377 in the aggregate)	92,489	92,489
Common shares ($0.01 par value per share; 250,000,000 common shares authorized; 185,867,664 and 185,627,199 common shares issued and outstanding)	1,858	1,856
Additional paid-in capital	1,628,310	1,634,067
Accumulated deficit	(1,216,096)	(1,190,621)
Accumulated other comprehensive loss	(65,485)	(70,652)

Total SHR’s shareholders’ equity	628,135	654,198
Noncontrolling interests in consolidated affiliates	8,310	8,222

Total equity	636,445	662,420

Total liabilities, noncontrolling interests and equity	$2,073,588	$2,086,689

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	March 31, 2012
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	185,868	185,868
Operating partnership units outstanding	853	853
Restricted stock units outstanding	1,077	1,077
Value Creation Plan units outstanding under the deferral program	1,153	1,153

Combined shares and units outstanding	188,951	188,951
Common stock price at end of period	$6.58	$6.58

Common equity capitalization	$1,243,298	$1,243,298
Preferred equity capitalization (at $25.00 face value)	289,102	289,102
Consolidated debt	1,059,128	1,059,128
Pro rata share of unconsolidated debt	212,275	—
Pro rata share of consolidated debt	(45,548)	—
Cash and cash equivalents	(58,205)	(58,205)

Total enterprise value	$2,700,050	$2,533,323

Net Debt / Total Enterprise Value	43.2%	39.5%
Preferred Equity / Total Enterprise Value	10.7%	11.4%
Common Equity / Total Enterprise Value	46.0%	49.1%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. The following hotel was sold during 2011 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
Paris Marriott Champs Elysees (Paris Marriott)	April 6, 2011	$58,012

The following is a summary of income from discontinued operations for the three months ended March 31, 2012 and 2011 (in thousands):

	Three Months Ended
	March 31,
	2012	2011
Hotel operating revenues	$—	$8,805

Operating costs and expenses	—	8,682
Operating income	—	123
Foreign currency exchange gain	—	58
Other income, net	—	326
Income tax expense	—	(359)
Gain on sale	—	14

Income from discontinued operations	$—	$162

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investments in the Hotel del Coronado and Fairmont Scottsdale Princess Hotel

(in thousands)

On January 9, 2006, we purchased a 45% interest in the unconsolidated affiliate that owns the Hotel del Coronado. On February 4, 2011, we completed a recapitalization of the unconsolidated affiliate. As part of the recapitalization, a new unconsolidated affiliate was formed to own the Hotel del Coronado and to invest cash in the asset. Pursuant to the terms of the recapitalization, we became a limited partner in the new unconsolidated affiliate, and our ownership interest in the Hotel del Coronado decreased from 45% to 34.3%. On June 9, 2011, we completed a recapitalization of the Fairmont Scottsdale Princess hotel. As part of the recapitalization, our ownership interest in the Fairmont Scottsdale Princess Hotel decreased from 100% to 50%. We account for these investments using the equity method of accounting.

	Three Months Ended			Three Months Ended
	March 31, 2012			March 31, 2011
		Fairmont			Fairmont
	Hotel del	Scottsdale		Hotel del	Scottsdale
	Coronado	Princess	Total	Coronado	Princess	Total
Total revenues (100%)	$30,843	$26,983	$57,826	$29,302	$—	$29,302
Property EBITDA (100%)	$8,219	$8,655	$16,874	$7,298	$—	$7,298
Equity in (losses) earnings of unconsolidated affiliates (SHR ownership)
Property EBITDA	$2,819	$4,327	$7,146	$2,606	$—	$2,606
Depreciation and amortization	(1,689)	(1,771)	(3,460)	(1,635)	—	(1,635)
Interest expense	(2,518)	(203)	(2,721)	(2,305)	—	(2,305)
Other expenses, net	(23)	(58)	(81)	(739)	—	(739)
Income taxes	267	—	267	577	—	577

Equity in (losses) earnings of unconsolidated affiliates	$(1,144)	$2,295	$1,151	$(1,496)	$—	$(1,496)

EBITDA Contribution:
Equity in (losses) earnings of unconsolidated affiliates	$(1,144)	$2,295	$1,151	$(1,496)	$—	$(1,496)
Depreciation and amortization	1,689	1,771	3,460	1,635	—	1,635
Interest expense	2,518	203	2,721	2,305	—	2,305
Income taxes	(267)	—	(267)	(577)	—	(577)

EBITDA Contribution	$2,796	$4,269	$7,065	$1,867	$—	$1,867

FFO Contribution:
Equity in (losses) earnings of unconsolidated affiliates	$(1,144)	$2,295	$1,151	$(1,496)	$—	$(1,496)
Depreciation and amortization	1,689	1,771	3,460	1,635	—	1,635

FFO Contribution	$545	$4,066	$4,611	$139	$—	$139

		Spread over
Debt	Interest Rate	LIBOR	Loan Amount	Maturity (a)
Hotel del Coronado
CMBS Mortgage and Mezzanine	5.80% (b)	480 bp (b)	$425,000	March 2016
Cash and cash equivalents			(19,506)

Net Debt			$405,494

Fairmont Scottsdale Princess
CMBS Mortgage	0.60%	36 bp	$133,000	April 2015
Cash and cash equivalents			(3,051)

Net Debt			$129,949

(a)	Includes extension options.
(b)	Subject to a 1% LIBOR floor.

	Effective
Caps	Date	LIBOR Cap Rate	Notional Amount	Maturity
Hotel del Coronado
CMBS Mortgage and Mezzanine Loan Caps	February 2011	2.00%	$425,000	February 2013
CMBS Mortgage and Mezzanine Loan Caps	February 2013	2.50%	$425,000	March 2013

Fairmont Scottsdale Princess
CMBS Mortgage Loan Cap	June 2011	4.00%	$133,000	December 2013

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended
	March 31,
	2012	2011
Paris Marriott (a):
Property EBITDA	$—	$3,249
Revenue (b)	$—	$3,249
Lease expense	—	(3,051)
Less: Deferred gain on sale-leaseback	—	(1,152)

Adjusted lease expense	—	(4,203)

EBITDA contribution from leasehold	$—	$(954)

Marriott Hamburg:
Property EBITDA	$1,400	$1,456
Revenue (b)	$1,165	$1,215

Lease expense	(1,168)	(1,196)
Less: Deferred gain on sale-leaseback	(51)	(53)

Adjusted lease expense	(1,219)	(1,249)

EBITDA contribution from leasehold	$(54)	$(34)

Total Leaseholds:
Property EBITDA	$1,400	$4,705
Revenue (b)	$1,165	$4,464

Lease expense	(1,168)	(4,247)
Less: Deferred gain on sale-leasebacks	(51)	(1,205)

Adjusted lease expense	(1,219)	(5,452)

EBITDA contribution from leaseholds	$(54)	$(988)

	March 31,	December 31,
	2012	2011
Security Deposit (c):
Marriott Hamburg	$2,535	$2,462

(a)	On April 6, 2011, we sold our leasehold interest in the Paris Marriott. The results of operations for the Paris Marriott have been classified as discontinued operations for all periods presented.
(b)	For the three months ended March 31, 2011, Revenue for the Paris Marriott represents Property EBITDA. For the three months ended March 31, 2012 and 2011, Revenue for the Marriott Hamburg represents lease revenue.
(c)	The security deposit is recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

We present five non-GAAP financial measures that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA.

EBITDA represents net income (or loss) attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; (iii) depreciation and amortization; and (iv) preferred stock dividends. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our unconsolidated affiliates. EBITDA is presented on a full participation basis, which means we have assumed conversion of all redeemable noncontrolling interests of our operating partnership into our common stock. We believe this treatment of noncontrolling interests provides useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-cash charges, such as the Value Creation Plan expense. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, with the exception of impairment of depreciable real estate. NAREIT adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate-related depreciation and amortization, and our portion of these items related to unconsolidated affiliates. We also present FFO—Fully Diluted, which is FFO plus income or loss on income attributable to redeemable noncontrolling interests in our operating partnership. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-cash charges, such as the Value Creation Plan expense. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net income (or loss) or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (or loss) attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. We have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (or loss) attributable to SHR common shareholders.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2012	2011
Net loss attributable to SHR common shareholders	$(31,516)	$(35,407)
Depreciation and amortization	25,490	30,605
Interest expense	19,605	19,548
Income taxes—continuing operations	465	(1,648)
Income taxes—discontinued operations	—	359
Noncontrolling interests	(117)	(138)
Adjustments from consolidated affiliates	(1,257)	(1,329)
Adjustments from unconsolidated affiliates	6,682	3,890
Preferred shareholder dividends	6,041	7,721

EBITDA	25,393	23,601
Realized portion of deferred gain on sale-leaseback—continuing operations	(51)	(53)
Realized portion of deferred gain on sale-leaseback—discontinued operations	—	(1,152)
Gain on sale of assets—continuing operations	—	(2,640)
Gain on sale of assets— discontinued operations	—	(14)
Foreign currency exchange loss (gain)—continuing operations (a)	5	(139)
Foreign currency exchange gain—discontinued operations (a)	—	(58)
Adjustment for Value Creation Plan	7,939	9,181

Comparable EBITDA	$33,286	$28,726

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Net loss attributable to SHR common shareholders	$(31,516)	$(35,407)
Depreciation and amortization	25,490	30,605
Corporate depreciation	(265)	(299)
Gain on sale of assets—continuing operations	—	(2,640)
Gain on sale of assets—discontinued operations	—	(14)
Realized portion of deferred gain on sale-leaseback—continuing operations	(51)	(53)
Realized portion of deferred gain on sale-leaseback—discontinued operations	—	(1,152)
Deferred tax expense on realized portion of deferred gain on sale-leasebacks	—	359
Noncontrolling interests adjustments	(133)	(157)
Adjustments from consolidated affiliates	(667)	(1,561)
Adjustments from unconsolidated affiliates	3,764	1,839

FFO	(3,378)	(8,480)
Redeemable noncontrolling interests	16	19

FFO—Fully Diluted	(3,362)	(8,461)
Non-cash mark to market of interest rate swaps	(1,530)	(4,366)
Foreign currency exchange loss (gain)—continuing operations (a)	5	(139)
Foreign currency exchange gain—discontinued operations (a)	—	(58)
Adjustment for Value Creation Plan	7,939	9,181

Comparable FFO	$3,052	$(3,843)

Comparable FFO per diluted share	$0.02	$(0.02)

Weighted average diluted shares	188,787	157,333

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

			Loan
Debt	Interest Rate	Spread (a)	Amount	Maturity (b)
Hyatt Regency La Jolla	1.24%	100 bp	$97,500	September 2012
North Beach Venture	5.00%	Fixed	1,476	January 2013
Marriott London Grosvenor Square (c)	2.13%	110 bp (c)	115,454	October 2013
Bank credit facility	3.24%	300 bp	59,000	June 2015
Four Seasons Washington, D.C.	3.39%	315 bp	130,000	July 2016
Westin St. Francis	6.09%	Fixed	218,579	June 2017
Fairmont Chicago	6.09%	Fixed	97,119	June 2017
InterContinental Miami	3.74%	350 bp	85,000	July 2018
Loews Santa Monica Beach Hotel	4.09%	385 bp	110,000	July 2018
InterContinental Chicago	5.61%	Fixed	145,000	August 2021

			$1,059,128

(a)	Spread over LIBOR (0.24% at March 31, 2012).
(b)	Includes extension options.
(c)	Principal balance of £72,100,000 at March 31, 2012. Spread over three-month GBP LIBOR (1.03% at March 31, 2012).

Domestic and European Interest Rate Swaps

	Fixed Pay Rate	Notional
Swap Effective Date	Against LIBOR	Amount	Maturity
February 2010	4.90%	$100,000	September 2014
February 2010	4.96%	100,000	December 2014
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

	5.09%	$400,000

	Fixed Pay Rate	Notional
Swap Effective Date	Against GBP LIBOR	Amount	Maturity
October 2007	5.72%	£72,100	October 2013

At March 31, 2012, future scheduled debt principal payments (including extension options) are as follows:

Years ending December 31,	Amount
2012	$105,494
2013	126,147
2014	13,872
2015	74,046
2016	145,861
Thereafter	593,708

$1,059,128

Percent of fixed rate debt including U.S. and European swaps	92.3%
Weighted average interest rate including U.S. and European swaps (d)	6.60%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	4.56

(d)	Excludes the amortization of deferred financing costs and the amortization of the interest rate swap costs.